Exhibit 16.1

December 14, 2004

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  American Construction Company
     File No. 333-105903

We have read the statements that we understand American Construction Company will include under Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.

Kabani & Company, Inc.